Ex-(a)(4)

Ernst & Young LLP One Manhattan West New York, NY 10001-8604	Tel: +1 212 773 3000 ey.com

Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561	July 8, 2022

Ladies and Gentlemen:

We have read Exhibit Item 13. (a)(3) to Form N-CSR dated July 8, 2022 of VanEck ETF Trust and are in agreement with the statements contained in paragraphs 1 and 2 of Exhibit Item 13. (a)(3) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

New York, New York